UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2013

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32167	76-0274813
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 300

Houston, Texas 77027

(Address of principal executive offices, including zip code)

(713) 623-0801

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a vote of Security Holders

On June 5, 2013, The Company held its 2013 Annual Meeting of Shareholders. The following table presents the final voting results for the items that were presented for shareholder approval:

	For	Withheld		Broker Non-Votes
(1) Election of Directors
Robert L. Gerry, III	40,477,616	3,340,802		7,740,801
W. Russell Scheirman	39,033,584	4,784,834		7,740,801
Frederick W. Brazelton	39,950,954	3,867,464		7,740,801
Luigi Caflisch	39,439,049	4,379,369		7,740,801
O. Donaldson Chapoton	37,200,169	6,618,249		7,740,801
John J. Myers, Jr.	40,901,150	2,917,268		7,740,801

	For	Against	Abstentions	Broker Non-Votes
(2) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2013	50,780,458	595,265	183,496
(3) Proposal to approve, by non-binding vote, our executive compensation	39,767,395	4,010,324	40,697	7,740,803

All six nominated directors were elected to serve terms of one year, the appointment of Deloitte & Touche LLP as the independent accountant for 2013 was ratified, and the non-binding vote on executive compensation was approved.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with Securities and Exchange Commission on April 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

June 7, 2013	By:	/s/ Gregory R. Hullinger
Gregory R. Hullinger
Chief Financial Officer